UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 16, 2022 (August 15, 2022)

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 16, 2022, Anagram International, Inc. and Anagram Holdings, LLC (collectively, the “Anagram Issuers”), each subsidiaries of Party City Holdco Inc. (the “Company”), announced that as of 5:00 p.m., New York City time, on August 15, 2022, 99.24% of holders of the total outstanding principal amount of the 15.00% PIK/Cash Senior Secured First Lien Notes due 2025 and 97.61% of holders of the total outstanding principal amount of the 10.00% PIK/Cash Senior Secured Second Lien Notes due 2026 of the Anagram Issuers (collectively, the “Anagram Notes”) had delivered their respective consents in connection with the Anagram Issuers’ previously announced solicitation of consents to certain waivers of compliance with the indentures governing the Anagram Notes, each dated July 30, 2020, among the Anagram Issuers, Ankura Trust Company, LLC, as trustee and collateral trustee and the guarantors party thereto (the “Anagram Indentures”) in respect of one or more unsecured intercompany loans to be made by Anagram International, Inc. or one of its subsidiaries to the Company in an aggregate principal amount of up to $22.0 million (the “Waivers”). The total consent fee of $1.5 million will be paid on August 18, 2022. The Anagram Issuers intend to subsequently enter into supplemental indentures to the Anagram Indentures to effect the Waivers and previously disclosed amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: August 16, 2022	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer